HANSEN, BARNETT & MAXWELL, P.C.
A Professional Corporation
CERTIFIED PUBLIC ACCOUNTANTS
5 Triad Center, Suite 750
Salt Lake City, UT 84180-1128
Phone: (801) 532-2200
Fax: (801) 532-7944
www.hbmcpas.com
Registered with the Public Company Accounting Oversight Board

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Sutor Technology Group Limited

As an independent registered public accounting firm, we hereby consent to the use of our report dated September 24, 2007 with respect to the consolidated balance sheets of Sutor Technology Group Limited and subsidiaries as of June 30, 2007 and 2006, and the related consolidated statements of operations and comprehensive income, shareholders’ equity, and cash flows for each of the three years in the period ended June 30, 2007 in the Registration Statement of Sutor Technology Group Limited on Form S-1 relating to the registration of 1,775,000 shares of common stock. We also consent to the use of our name and the reference to us in the Experts section of the Registration Statement.

/s/ Hansen, Barnett & Maxwell, P.C.
HANSEN, BARNETT & MAXWELL, P.C.

Salt Lake City, Utah
January 25, 2008